THE WOODWARD FUNDS

                        The Woodward Money Market Fund
                         The Woodward Government Fund
                   The Woodward Treasury Money market Fund
                  The Woodward Tax-Exempt Money Market Fund

                       Special Meeting of Shareholders

                                August 8, 1995

                                  ---------

                     CERTIFICATE OF INSPECTOR OF ELECTION

     The undersigned, as Inspector of Election, does hereby certify as follows:

     1. That I was duly appointed and qualified to act as Inspector of Election at the Special Meeting of Shareholders of the Woodward Money Market Fund, Woodward Government Fund, Woodward Treasury Money Market Fund and Woodward Tax-Exempt Money Market Fund of The Woodward Funds (the "Trust"), held on August 8, 1995 at 9:00 a.m. Eastern Time, at the NBD Bank, Staff Floor, Conference Room D, 611 Woodward Avenue, Detroit, Michigan.

     2. That I was not a candidate for the Board of Trustees or any other office of the Trust.

     3. That I determined the number of shares of the Woodward Money Market Fund, Woodward Government Fund, Woodward Treasury Money Market Fund and Woodward Tax-Exempt Money Market Fund outstanding on the Trust's records as of the close of business on June 6, 1995, the number of such shares represented at the Meeting, and the authenticity, validity and effectiveness of proxies; that I counted and tabulated all proxies; that I determined the existence of a quorum and the result of each vote held at said Meeting and did such acts as were proper to conduct the votes with fairness to all shareholders; and that I performed my duties impartially and in good faith.

     4. That the result of the voting of the Woodward Money Market Fund with respect to the resolution approving the proposal to eliminate its fundamental investment limitation prohibiting investment in securities issued by other investment companies was as follows:

For the resolution:             748,328,785.00 votes
Against the resolution:          30,039,719.00 votes
Abstaining:                      19,416,438.00 votes

and that said resolution was duly adopted with respect to the Woodward Money Market Fund.

     5. That the result of the voting of the Woodward Government Fund with respect to the resolution approving the proposal to eliminate its fundamental investment limitation prohibiting investment in securities issued by other investment companies was as follows:

For the resolution:             254,432,992.00 votes
Against the resolution:          10,277,773.00 votes
Abstaining:                       3,352,144.00 votes

and that said resolution was duly adopted with respect to the Woodward Government Fund.

     6. That the result of the voting of the Woodward Treasury Money Market Fund with respect to the resolution approving the proposal to eliminate its fundamental investment limitation prohibiting investment in securities issued by other investment companies was as follows:

For the resolution:             244,837,856.00 votes
Against the resolution:          26,858,831.00 votes
Abstaining:                      64,313,063.00 votes

and that said resolution was duly adopted with respect to the Woodward Treasury Money Market Fund.

     7. That the result of the voting of the Woodward Tax-Exempt Money Market Fund with respect to the resolution approving the proposal to eliminate its fundamental investment limitation prohibiting investment in securities issued by other investment companies was as follows:

For the resolution:             361,610,892.00 votes
Against the resolution:           2,956,401.00 votes
Abstaining:                       1,353,441.00 votes

and that said resolution was duly adopted with respect to the Woodward Tax-Exempt Money Market Fund.



Dated: Aug. 8, 1995
       ------------

                                   /s/ Susan Young
                                   ---------------------
                                   Inspector of Election

Sworn to and Subscribed
Before me this 8th day
of August, 1995.



/s/ Diana M. Jordan
----------------------
Notary Public
My Commission Expires: 1/26/98

        DIANA M. JORDAN
NOTARY PUBLIC-OAKLAND COUNTY, MI
   ACTING IN WAYNE COUNTY, MI
 MY COMMISSION EXPIRES 01/26/98

                              THE WOODWARD FUNDS
                                (the "Trust")

                       Special Meeting of Shareholders

                              November 28, 1995

                                  ---------

                     CERTIFICATE OF INSPECTOR OF ELECTION
                     ------------------------------------

     The undersigned, as Inspector of Election, does hereby certify as follows:

     1. That I was duly appointed and qualified to act as Inspector of Election at the Special Meeting of Shareholders of the Trust, held on November 28, 1995 at 10:00 a.m. Eastern Time, at NBD Bank, Staff Floor, Conference Room D, 611 Woodward Avenue, Detroit, Michigan.

     2. That I was not a candidate for the Board of Trustees or any other office of the Trust.

     3. That I determined the number of shares of the Woodward Money Market, Government, Treasury Money Market, Tax-Exempt Money Market, Michigan Tax-Exempt Money Market, Bond, Intermediate Bond, Short Bond, Municipal Bond, Michigan Municipal Bond, Growth/Value, Opportunity, Intrinsic Value, Capital Growth, Balanced, Equity Index and International Equity Funds outstanding on the Trust's records as of the close of business on October 9, 1995, the number of such shares represented at the Meeting, and the authenticity, validity and effectiveness of proxies; that I counted and tabulated all proxies; that I determined the existence of a quorum and the result of each vote held at said Meeting and did such acts as were proper to conduct the votes with fairness to all shareholders; and that I performed my duties impartially and in good faith.

     4. That the result of the voting of the Woodward Money Market Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:              1,048,264,042.79 votes
Against the resolution               1,836,879.58 votes
Abstaining:                          9,776,327.18 votes

and that said resolution ws duly adopted with respect to the Woodward Money Market Fund.

     5. That the result of the voting of the Woodward Government Fund with respect to the resolution appproving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:                240,103,333.85 votes
Against the resolution:                588,573.00 votes
Abstaining:                          5,266,233.14 votes

and that said resolution was duly adopted with respect to the Woodward Government Fund.


     6. That the result of the voting of the Woodward Treasury Money Market Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:                338,018,577.18 votes
Against the resolution:              1,319,459.33 votes
Abstaining:                            987,809.84 votes

and that said resolution was duly adopted with respect to the Woodward Treasury Money Market Fund.

     7. That the result of the voting of the Woodward Tax-Exempt Money Market Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:                349,525,879.97 votes
Against the resolution:                246,559.37 votes
Abstaining:                          1,117,840.75 votes

and that said resolution was duly adopted with respect to the Woodward Tax-Exempt Money Market Fund.

     8. That the result of the voting of the Woodward Michigan Tax-Exempt Money Market Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:                54,346,031.75 votes
Against the resolution:               334,269.47 votes
Abstaining:                         3,514,897.53 votes

and that said resolution was duly adopted with respect to the Woodward Michigan Tax-Exempt Money Market Fund.

     9. That the result of the voting of the Woodward Bond Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:              31,665,760.204 votes
Against the resolution:              25,686.013 votes
Abstaining:                          85,202.296 votes

and that said resolution was duly adopted with respect to the Woodward Bond
Fund.

     10. That the result of the voting of the Woodward Intermediate Bond Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:             26,375,975.097 votes
Against the resolution:             38,061.534 votes
Abstaining:                         11,059.706 votes

and that said resolution was duly adopted with respect to the Woodward Intermediate Bond Fund.

     11. That the result of the voting of the Woodward Short Bond Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agrement between the Trust and NBD Bank was as follows:

For the resolution:              7,055,830.781 votes
Against the resolution:              -0-       votes
Abstaining:                          -0-       votes

and that said resolution was duly adopted with respect to the Woodward Short Bond Fund.

     12. That the result of the voting of the Woodward Municipal Bond Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:             4,359,902.916 votes
Against the resolution:             1,179.856 votes
Abstaining:                         1,326.408 votes

and that said resolution was duly adopted with respect to the Woodward Municipal Bond Fund.

     13. That the result of the voting of the Woodward Michigan Municipal Bond Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:             4,326,738.972 votes
Against the resolution:             7,959.015 votes
Abstaining:                        36,089.871 votes

and that said resolution was duly adopted with respect to the Woodward Michigan Municipal Bond Fund.

     14. That the result of the voting of the Woodward Growth/Value Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:            38,321,679.323 votes
Against the resolution:            39,320.707 votes
Abstaining:                        85,703.146 votes

and that said resolution was duly adopted with respect to the Woodward Growth/Value Fund.

     15. That the result of the voting of the Woodward Opportunity Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:           30,872,543.778 votes
Against the resolution:           37,213.030 votes
Abstaining:                       59,209.488 votes

and that said resolution was duly adopted with respect to the Woodward Oppportunity Fund.

     16. That the result of the voting of the Woodward Intrinsic Value Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:          16,655,945.120 votes
Against the resolution:           7,021.741 votes
Abstaining:                      25,786.848 votes

and that said resolution was duly adopted with respect to the Woodward Intrinsic Value Fund.

     17. That the result of the voting of the Woodward Capital Growth Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:         11,788,740.147 votes
Against the resolution:          2,276,303 votes
Abstaining:                      8,727.465 votes

and that said resolution was duly adopted with respect to the Woodward Capital Growth Fund.

     18. That the result of the voting of the Woodward Balanced Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:         7,235,984.594 votes
Against the resolution:         5,735.608 votes
Abstaining:                     2,693.707 votes

and that said resolution was duly adopted with respect to the Woodward Balanced Fund.


     19. That the result of the voting of the Woodward Equity Index Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:        27,219,892.835 votes
Against the resolution:           488.230 votes
Abstaining:                     2,054.293 votes

and that said resolution was duly adopted with respect to the Woodward Equity Index Fund.

     20. That the result of the voting of the Woodward International Equity Fund with respect to the resolution approving the proposal to approve a New Investment Advisory Agreement between the Trust and NBD Bank was as follows:

For the resolution:       7,341,296.462  votes
Against the resolution:       4,256.025  votes
Abstaining:                   5,781.723  votes

and that said resolution was duly adopted with respect to the Woodward International Equity Fund.

     21. That the result of the voting of each Fund of the Trust with respect to the resolution approving the proposal to elect two trustees, Donald G. Sutherland and Donald L. Tuttle, to the Board of Trustees was as follows:

The Woodward Money Market Fund:

Donald G. Sutherland
     Votes For:                 1,045,493,954.07  votes

     Number of Votes Withheld:     14,383,295.48  votes

Donald L. Tuttle
     Votes For:                 1,045,602,235.73  votes

     Number of Votes Withheld:     14,275,013.82  votes

The Woodward Government Fund:

Donald G. Sutherland
     Votes For:                   239,087,663.98  votes

     Number of Votes Withheld:      6,870,476.01  votes

Donald L. Tuttle
     Votes For:                   239,087,663.98  votes

     Number of Votes Withheld:      6,870,476.01  votes

The Woodward  Treasury Money Market Fund:

Donald G. Sutherland
     Votes For:                   339,541,801.73  votes

     Number of Votes Withheld:        784,044.62  votes


Donald L. Tuttle
     Votes For:                   339,541,801.73  votes

     Number of Votes Withheld:        784,044.62  votes

The Woodward Tax-Exempt Money Market Fund:

Donald G. Sutherland
     Votes For:                   350,101,183.79  votes

     Number of Votes Withheld:        789,096.30  votes

Donald L. Tuttle
     Votes For:                   350,101,183.79  votes

     Number of Votes Withheld:        789,096.30  votes

The Woodward Michigan Tax-Exempt Money Market Fund:

Donald G. Sutherland
     Votes For:                    54,355,022.40  votes

     Number of Votes Withheld:      3,840,176.35  votes

Donald L. Tuttle
     Votes For:                    54,352,889.50  votes

     Number of Votes Withheld:      3,842,309.25  votes

The Woodward Bond Fund:

Donald G. Sutherland
     Votes For:                   31,688,508.409  votes

     Number of Votes Withheld:        88,140.104  votes

Donald L. Tuttle
     Votes For:                   31,695,583.660  votes

     Number of Votes Withheld:        81,064.853  votes

The Woodward Intermediate Bond Fund:

Donald G. Sutherland
     Votes For:                   26,392,330.723  votes

     Number of Votes Withheld:        32,765.614  votes

Donald L. Tuttle
     Votes For:                   26,392,330.723  votes

     Number of Votes Withheld:        32,765.614  votes


The Woodward Short Bond Fund:

Donald G. Sutherland
     Votes For:                    7,055,830.781  votes

     Number of Votes Withheld:                 0  votes

Donald L. Tuttle
     Votes For:                    7,055,580.781  votes

     Number of Votes Withheld:                 0  votes

The Woodward Municipal Bond Fund:

Donald G. Sutherland
     Votes For:                    4,353,810.478  votes

     Number of Votes Withheld:         8,598.702  votes

Donald L. Tuttle
     Votes For:                    4,357,149.392  votes

     Number of Votes Withheld:         5,259.788  votes

The Woodward Michigan Municipal Bond Fund:

Donald G. Sutherland
     Votes For:                    4,341,959.447  votes

     Number of Votes Withheld:        28,828.411  votes

Donald L. Tuttle
     Votes For:                    4,338,021.445  votes

     Number of Votes Withheld:        32,766.413  votes

The Woodward Growth/Value Fund:

Donald G. Sutherland
     Votes For:                   38,340,186.904  votes

     Number of Votes Withheld:       106,516.272  votes

Donald L. Tuttle
     Votes For:                   38,340,316.734  votes

     Number of Votes Withheld:       106,386.442  votes

The Woodward Opportunity Fund:

Donald G. Sutherland
     Votes For:                   30,889,461.048  votes

     Number of Votes Withheld:        79,505.248  votes

Donald L. Tuttle
     Votes For:                   30,891,365.272  votes

     Number of Votes Withheld:        77,601.024  votes

The Woodward Intrinsic Value Fund:

Donald G. Sutherland
     Votes For:                   16,647,830.854  votes

     Number of Votes Withheld:        40,922.855  votes

Donald L. Tuttle
     Votes For:                    16,652,945.12  votes

     Number of Votes Withheld:        35,808.589  votes

The Woodward Capital Growth Fund:

Donald G. Sutherland
     Votes For:                   11,789,945.252  votes

     Number of Votes Withheld:         9,798.663  votes

Donald L. Tuttle
     Votes For:                   11,789,102.265  votes

     Number of Votes Withheld:        10,641.650  votes

The Woodward Balanced Fund:

Donald G. Sutherland
     Votes For:                    7,239,116.774  votes

     Number of Votes Withheld:         5,297.135  votes

Donald L. Tuttle
     Votes For:                    7,239,116.774  votes

     Number of Votes Withheld:         5,297.135  votes

The Woodward Equity Index Fund:

Donald G. Sutherland
     Votes For:                   23,961,880.438  votes

     Number of Votes Withheld:     3,260,554.922  votes

Donald L. Tuttle
     Votes For:                   23,961,880.438  votes

     Number of Votes Withheld:     3,260,554.922  votes


The Woodward International Equity Fund:

Donald G. Sutherland
     Votes For:                    7,347,674.734  votes

     Number of Votes Withheld:         3,659.476  votes

Donald L. Tuttle
     Votes For:                    7,347,936.661  votes

     Number of Votes Withheld:         3,397.549  votes

and that said resolution was duly adopted with respect to the Trust.

Dated: Nov. 30, 1995
       -------------


                              /s/ Susan Young
                              ---------------------
                              Inspector of Election



Sworn to and Subscribed
Before me this 30th Day of
November, 1995.


/s/ Mary J. Apap
----------------------
Notary Public
My Commission Expires:

          MARY J. APAP
NOTARY PUBLIC - WAYNE COUNTY, MI
 MY COMMISSION EXPIRES 09/12/98